Exhibit 6.2

MINISTERIO DE ECONOMÍA Y FINANZAS

OFICINA GENERAL DE ASESORIA JURIDICA

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES” “AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Lima, December 16, 2021

OFICIO No. 0022 -2021-EF/42.01

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

In my capacity as General Counsel of the Ministry of Economy and Finance of the Republic of Peru (the “Republic” or “Peru”) and in connection with the Registration Statement under Schedule B (File No. 333-252387) (the “Registration Statement”) of the United States Securities Act of 1933, as amended (the “Securities Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”) relating to the issuance thereunder by the Republic of EUR 1,000,000,000 aggregate principal amount of 1.950% EUR-Denominated Global Bonds due 2036 (the “Bonds”) pursuant to an Underwriting Agreement, dated November 10, 2021, entered into among the Republic and the underwriters named therein (the “Underwriting Agreement”), under Ministerial Resolution No. 324-2021-EF/52 and Ministerial Resolution No. 326-2021-EF/52 in accordance with Law No. 31086, Annual Indebtedness Law of the Public Sector for the Fiscal Year 2021, I have reviewed the following documents:

(i) The Registration Statement;

(ii) The Prospectus (as defined below), dated February 8, 2021 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated November 10, 2021 (the “Prospectus Supplement”), filed by the Republic pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act. The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus”;

(iii) An executed copy of the Indenture, dated August 25, 2015, among the Republic, The Bank of New York Mellon, as Trustee (the “Trustee”), and The Bank of New York Mellon SA/NV, Luxembourg Branch (formerly The Bank of New York Mellon (Luxembourg) S.A.), as Luxembourg Paying Agent and Luxembourg Transfer Agent (the “Indenture”);

(iv) Duplicates of the global bonds representing the Bonds;

(v) The Underwriting Agreements;

1	Sede Central Jr. Junín N° 319, Lima 1 Tel. (511) 311-5930 www.mef.gob.pe

Esta es una copia auténtica imprimible de un documento electrónico archivado por el Ministerio de Economía y Finanzas, aplicando lo dispuesto por el Art. 25 del D.S. 070-2013-PCM y la Tercera Disposición Complementaria Final del D.S. 026-2016-PCM. Su autenticidad e integridad pueden ser contrastadas a través de la siguiente dirección web

https://apps4.mineco.gob.pe/st/v ingresando el siguiente código de verificación CIFJJJF

MINISTERIO DE ECONOMÍA Y FINANZAS

OFICINA GENERAL DE ASESORIA JURIDICA

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES” “AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

(v) All relevant provisions of the Constitution of the Republic and all relevant laws and orders of Peru including but not limited to the following:

1. The Political Constitution of the Republic of Peru of 1993, in particular Article 75;

2. The Law No. 31086, Law of Public Sector Indebtedness for the Fiscal Year 2021;

3. The Ministerial Resolution No. 324-2021-EF/52;

4. The Ministerial Resolution No. 326-2021-EF/52 and its errata;

and

(vii) all such other documents, instruments and rules as I have deemed to be necessary as a basis for the opinion hereinafter expressed.

It is my opinion that under and with respect to the current laws of Peru as of the date of this opinion, the Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof by the Trustee pursuant to the Indenture, constitute valid and legally binding obligations of the Republic in accordance with their terms.

I hereby consent to the filing of this opinion letter as an exhibit to Amendment No. 3 to the Republic’s Annual Report on Form 18-K for the year ended December 31, 2020 (the “Annual Report”) and the use of the name of the General Counsel of the Ministry of Economy and Finance of Peru, under the caption “Validity of the bonds” and “Validity of the Securities” in the Prospectuses constituting a part of the Registration Statement. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Annual Report, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

Digitally signed
JUAN CARLOS MELGAREJO CASTILLO
Director General Oficina General de Asesoría Jurídica

2

Esta es una copia auténtica imprimible de un documento electrónico archivado por el Ministerio de Economía y Finanzas, aplicando lo dispuesto por el Art. 25 del D.S. 070-2013-PCM y la Tercera Disposición Complementaria Final del D.S. 026-2016-PCM. Su autenticidad e integridad pueden ser contrastadas a través de la siguiente dirección web

https://apps4.mineco.gob.pe/st/v ingresando el siguiente código de verificación CIFJJJF

Sede Central Jr. Junín N° 319, Lima 1 Tel. (511) 311-5930 www.mef.gob.pe

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

1.

POLITICAL CONSTITUTION OF PERU

(…)

TITLE III

ECONOMIC REGIME

CHAPTER I

GENERAL PRINCIPLES

Article 58: Private initiate is free. It is exercised within a market economy. Under this regime, the State guides the development of the country, and acts mainly in the areas for the promotion of employment, health, education, security, public services and infrastructure.

Article 59: The State encourages the creation of wealth and guarantees freedom of work and freedom of company, trade and industry. The exercise of these freedoms must not be damaging to morality, health or public safety. The State provides opportunities for improvement to any sectors suffering from inequality; thus, it promotes small enterprise in all its modalities.

Article 60: The State recognizes economic plurality. The national economy is sustained by the coexistence of different types of ownership and enterprise.

Only authorized by express law, the State may perform on a subsidiary basis direct or indirect business activities for reasons of great public interest or manifest national convenience. Business activity, whether public or not, receives the same legal treatment.

Article 61: The State facilitates and invigilates free competition. It combats any practice limiting this and the abuse of dominant or monopolistic positions. No law or agreement may authorize or establish monopolies.

The press, radio, television and other means of expression and social communication, and generally, companies, goods and services connected with the freedom of expression and communication may not be the object of exclusiveness, monopoly, or hoarding, whether directly or indirectly, by the State or private individuals.

Article 62: Freedom to contract guarantees that the parties may enter into valid agreements according to the regulations in force at the time of the contract. Contractual terms may not be altered by laws or other provisions of any kind. Disputes arising from the contractual relationships may only be resolved by arbitration or in the courts, under the protection mechanisms set forth in the contract or contemplated by law.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

By contract or law, the State may establish guarantees and grant securities. These may not be legally modified without prejudice to the protection referred to in the preceding paragraph.

Article 63: National and foreign investment are subject to the same conditions. The production of goods and services and foreign trade are free. If another country or countries adopt(s) protectionist or discriminatory measures damaging to the national interest, the State may in defense thereof, adopt similar measures.

In any contract entered into by the State and public law persons with domiciled foreigners must be recorded their subjection to the laws and jurisdictional organs of the Republic and their waiver of any diplomatic claims. Contracts of a financial nature may be exempted from national jurisdiction.

The State and other public law persons may submit controversies deriving from the contractual relationship to tribunals constituted pursuant to existing treaties. They may also submit them to national or international arbitration, or as established by law.

Article 64: The State guarantees the free holding and disposal of foreign currency.

Article 65: The State defends the interest consumers and users. For such effect, it guarantees the right to information on the goods and services at its disposal in the market. It also oversees in particular the health and security of the people.

CHAPTER II

ENVIRONMENT AND NATURAL RESOURCES

Article 66: Natural resources, both renewable and non-renewable, are the property of the Nation. The State is sovereign as to their use.

The conditions for their use and granting to private individuals are determined by organic law. Any such concession grants to the holder a real right, subject to the said legal regulation.

Article 67: The State determines national environment policy. It promotes the sustainable use of its natural resources.

Article 68: The State is obligated to promote the conservation of biological diversity and the natural areas protected.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Article 69: The State promoted the sustainable development of the Amazon region with appropriate legislation.

CHAPTER III

OWNERSHIP

Article 70: The right of ownership is inviolable. The State guarantees this. It is exercised in harmony with the common good and within the limits of the law. No one may be deprived of his or her property except exclusively for reasons of national security or public need, declared by law, and after the payment in cash of fair indemnification including compensation for any possible prejudice. Action may be brought before the Judiciary in order to contest the property value set by the State in the expropriation procedure.

Article 71: With respect to property, foreigners, whether natural persons or legal entities, have the same rights as Peruvians, without in any case, being able to claim exceptions or diplomatic protection.

However, within fifty kilometers of the national boundaries, foreigners may not acquire or possess under any title whatsoever, mines, land, woods, waters, fuel or energy sources, either directly or indirectly, individually or in company, under penalty of losing, to the State, the right thus acquired. Excepted is the case of public necessity expressly declared in a supreme decree approved by the Council of Ministers pursuant to law.

Article 72: The law may, only by reasons of national security, temporally establish specific restrictions and prohibitions for the acquisition, possession, exploitation and transfer of given property.

Article 73: Property in the public domain is unalienable and imprescriptible. Property of public use may be granted to private individuals in accordance with the law for its economic use.

CHAPTER IV

TAX AND BUDGET REGIME

Article 74: Taxes are created, amended or repealed, or exemptions are established, exclusively by law or legislative decree in the event of the delegation of powers, except for tariffs and rates, which are regulated by supreme decree.

Local governments may create, amend or repeal contributions and rates, or make exemptions, within their jurisdictions with the limits established by law.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

The State, when exercising its taxation powers, must respect the legal reserves principles, the principles of equality and respect for the fundamental rights of the person. No tax may have a confiscatory effect.

Emergency decrees may not contain tax matters. The laws concerning annual taxes govern as from January first of the year following their promulgation. Budget laws may not contain regulations on tax matters.

Tax regulations passed in violation of the provisions hereof shall not be of effect.

Article 75: The State only guarantees the payment of the public debt entered into by constitutional governments in accordance with the Constitution and the law.

The State’s domestic and foreign debt operations must be approved according to the law.

Municipalities may enter into credit operations charged to their own resources arid property without requiring legal authorization.

Article 76: Works and the acquisition of supplies with the use of public funds and resources must be obligatorily executed by contract and public bidding, as must also the acquisition or alienation of property.

The contracting of services and projects whose importance and worth indicated by the Budget Law shall be public contest. The law establishes the procedure, exceptions and the respective responsibilities.

Article 77: The State’s economic and financial management is governed by the budget annually approved by Congress. The structure of the public sector budget contains two sections: central government and decentralized bodies.

The budget assign public resources on a fair basis. Their programming and execution respond to the criteria of efficiency, basic social needs and decentralization.

Each respective area, pursuant to law, will receive a fair share of the income tax received through the exploitation of natural resources, as its canon.

Article 78: The President of the Republic sends to Congress the Budget Law draft within a period ending on August 30, each year.

On the same date, he also sends the debt and financial equilibrium bills.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

The budget draft must be truly in balance.

Loans form the Central Reserve Bank or Banco de la Nación are not accounted as fiscal income.

Permanent expenditure may not be covered by loans.

The budget may not be approved without an entry for servicing the public debt.

Article 79: The representatives to Congress are not entitled to create or increase public expenditure, except with reference to their budget.

The Congress may not approve tributes with predetermined purposes, except at the request of the Executive Power.

In all other cases, the tax laws referring to benefits or exemptions required the prior report of the Ministry for the Economy and Finance.

Only by an express law, approved by two thirds of the members of Congress, may special taxation treatment for a given area of the country be selectable and temporarily established.

Article 80: The Minister for the Economy and Finance submits the claim to the Congress in Plenary. Each Minister shall defend the expenses for his sector. The President of the Supreme Court, the Attorney General and the President of the National Elections Board shall defend the corresponding demands of each institution.

If the original signed Budget Law is not sent to the Executive by November thirtieth, the Draft of the Executive Power will come into force, same which is promulgated by Legislative Decree.

Supplementary credits, payments and entry transfers shall be processed through Congress as determined by the Budget Law. During the recess of Parliament they will be processed by the Permanent Commission. In order to them be approved, they require the votes of three fifths of the legal number of members.

Article 81: The General Account of the Republic, accompanied by the Comptroller General’s Office Audit Report is sent by the President of the Republic to the Congress within a period terminating at the latest on November fifteenth of the year following the execution of the budget.

The General Account is examined and determined by a review commission within the ninety days following its submission. Congress shall issue its verdict within thirty days. If

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Congress does not issue a verdict within the period indicated, the report of the Review Commission shall be sent to the Executive Power so that the Executive Power may promulgate a legislative decree containing the General Account.

Article 82: The Comptroller General’s Office of the Republic is a public law decentralized entity with autonomy pursuant to its organic law. It is the senior organ of the National Control System. It supervises the legality of the execution of the State Budget, public debt operations and the acts of institutions subject to control.

The Comptroller General is appointed by Congress on the proposal of the Executive for seven years. He may be removed by Congress for serious offense.

CHAPTER V

CURRENCY AND BANKING

Article 83: The law determines the monetary system of the Republic. The issue of bills and coins is the exclusive power of the State. This is exercised through the Central Reserve Bank of Peru.

Article 84: The Central Bank is a public law artificial person. It is autonomous within the framework of its Organic Law.

The purpose of the Central Bank is to preserve monetary stability. Its functions are: to regulate the currency and credit in the financial system, manage the international reserves under its charge, and the other functions indicated by its organic law.

The Bank informs the country, with exactitude and periodically, regarding the state of the national finances under the responsibility of its Board.

The Bank is prohibited from granting financing to the Treasury, except for the purchase in the secondary market of securities issued by the Public Treasury, within the limits indicated by its Organic Law.

Article 85: The Bank may carry out operations and make credit agreements in order to cover temporary imbalances in the position of international reserves.

It requires authorization by law when the amount of such operations or agreements exceeds the limit indicated by the Public Sector Budget with the obligation to report to Congress.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Article 86: The Bank is governed by a Board of seven members. The Executive Power appoints four, among them the Chairman. Congress ratifies the Chairman and appoints the other three, with an absolute majority of the legal number of its members.

All Bank members are appointed for the constitutional period corresponding to the President of the Republic. They do not represent any particular entity or private interest. Congress may remove them for serious offenses. In the event of a removal, the new directors shall complete the corresponding constitutional period.

Article 87: The State encourages and guarantees saving. The law establishes the obligations and limits of companies receiving savings from the public, as well as the mode and scope of such guarantee.

The Superintendency of Banking and Insurance exercises control over banking and insurance companies, and others receiving deposits from the public and others which, carrying out similar or related operations, are determined by law.

The law establishes the organization and functional autonomy of the Superintendency of Banking and Insurance.

The Executive appoints the Superintendent of Banking and Insurance for the period corresponding to its constitutional period. This is ratified by Congress.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

2.

Law N° 31086

LAW OF PUBLIC SECTOR INDEBTEDNESS FOR THE FISCAL YEAR 2021

CHAPTER I

GENERAL PROVISIONS

Article 1° Matter

1.1. The present Law has as matter the regulation of conditions for the indebtedness of the Public Sector for the Fiscal Year 2021, in accordance with article 9° of Legislative Decree N° 1437, Legislative Decree of the Public Indebtedness National System.

1.2. For purposes of this Law, whenever the Legislative Decree is mentioned, it refers to Legislative Decree N° 1437, Legislative Decree of the Public Indebtedness National System or any law that substitutes it.

Article 2° Commission

The annual commission, whose collection is authorized to the Ministry of Economy and Finance in article 37 of the Legislative Decree, is equivalent to 0.1% of the amount owed in relation to the correspondent operation.

Article 3° Maximum amounts authorized for agreements on operations of external or internal indebtedness

3.1 The National Government is authorized to agree operations of external indebtedness up to an amount equivalent to US$ 742 010 220,00 (seven hundred forty-two million ten thousand two hundred twenty and 00/100 American Dollars), which shall be used as follows:

1.	Economic and social sectors, up to US$ 642 010 220,00 (six hundred forty-two million ten thousand two hundred twenty and 00/100 American Dollars).

2.	Support to the balance of payments, up to US$ 100 000 000,00 (one hundred million and 00/100 American Dollars).

3.2 The National Government is authorized to agree operations of internal indebtedness up to an amount that cannot exceed S/ 41 418 079 772,00 (forty-one billion four hundred eighteen million seventy-nine thousand seven hundred seventy-two and 00/100 Soles), which shall be destined as follows: |

1.	Economic and social sectors, up to S/ 32 297 794 137,00 (thirty-two billion two hundred ninety-seven million seven hundred ninety-four thousand one hundred thirty-seven and 00/100 Soles).

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

2.	Support to the balance of payments, up to S/ 9 069 934 672,00 (nine billion sixty-nine million nine hundred thirty-four thousand six hundred seventy-two and 00/100 Soles).

3.	ONP Bonds, up to S/ 68 350 963,00 (sixty-eight million three hundred fifty thousand nine hundred sixty-three and 00/100 Soles).

3.3 The Ministry of Economy and Finance, through the General Direction of the Public Treasury, is authorized to make reassignments among the indebtedness amounts set forth in numeral 1 of paragraph 3.1 and numeral 1 of paragraph 3.2; as well as reassignments among the amounts set forth in numeral 2 of paragraph 3.1 and numeral 2 of paragraph 3.2, including the amount not placed of the issuance approved in paragraph 6.1 of article 6 of this Law, without exceeding the total maximum amounts set forth in this Law for the foreign indebtedness and internal indebtedness, as appropriate.

3.4 Before the reassignment, it must be reported to the Budget and General Account of the Republic Commission of the Congress, indicating the amounts and projects, for its knowledge.

Article 4°. Credit Rating

The credit rating referred to in article 57° of the Legislative Decree is required when the amount of the agreements, individually or in aggregate, of the respective Regional Government or Local Government, with or without guarantee from the National Government, during Fiscal Year 2020, exceeds the amount of S/ 15 000 000,00 (fifteen million and 00/100 Soles).

Article 5° Maximum amount of guarantees provided by the National Government in Private Investment Promotion Procedures through Public-Private Partnerships.

The National Government is authorized to grant or hire guarantees to back obligations derived from Private Investment Promotion Procedures through Public-Private Partnerships up to an amount that shall not exceed US$ 987 639 505,00 (nine hundred eighty-seven million six hundred thirty-nine thousand five hundred five and 00/100 American Dollars), plus Value Added Tax (IGV), or its equivalent in national currency, in accordance with article 29° and paragraph 46.4 of article 46° of the Legislative Decree.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Article 6° Approval for issuance of bonds

6.1. It is approved that the National Government may, in one or a series of placements, launch an internal bond issuance up to the amount of S/ 40 042 799 145,00 (forty billion forty-two million seven hundred ninety-nine thousand one hundred forty-five and 00/100 Soles), which shall be considered as part of the amount of the indebtedness obligations referred to in numerals 1 and 2 of paragraph 3.2 of article 3°.

6.2. When indebtedness amounts set forth in numerals 1 and 2 of paragraph 3.2 of article 3° are reassigned to operations of external indebtedness, it is approved that the external bond issuance, that the National Government may perform in one or a series of placements, can be launched up to the amount resulting from the reassignment of the indebtedness amounts set forth in article 3°.

6.3 In case the financial conditions are more favorable, in the terms established in paragraph 27.5 of article 27 of the Legislative Decree, it is hereby approved that the National Government can perform an external or internal issuance of bonds with the objective of pre-finance the requirements of the next fiscal year contemplated in the Multiannual Macroeconomic Framework or in the correspondent Macroeconomic Projections Report.

6.4 The aforementioned internal bond issuances are subject to the provisions of the Market Makers Program Regulations and the Sovereign Bonds Regulations, in force.

6.5 Within thirty (30) days following the conclusion of the operations performed under this article, the Ministry of Economy and Finance shall inform the Budget and General Account of the Republic Commission of the Congress and the General Comptroller of the Republic about such operations.

Article 7° Approval of operations of debt administration and bond issuance

7.1. The National Government approves, in one or more tranches, operations of debt administration, up to the equivalent amount in national currency or any other currency of US$ 6 000 000 000,00 (six billion and 00/100 American Dollars), under the modality of prepayment, debt exchange, repurchase, among others, contemplated in paragraph 15.2 of article 15° of the Legislative Decree.

7.2. The National Government approves the internal or external issuance of bonds, in one or more placements, up to the amount needed to implement the debt administration operations referred to in the previous paragraph.

7.3 The aforementioned internal bond issuance is subject to the provisions of the Market Makers Program Regulations and the Sovereign Bonds Regulations, in force.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

7.4 Within thirty (30) days following the conclusion of the operations performed under this article, the Ministry of Economy and Finance shall inform the Budget and General Account of the Republic Commission of the Congress and the General Comptroller of the Republic about such operations.

Article 8° Implementation of indebtedness and debt administration operations

8.1 For the implementation of debt administration operations referred to in the precedent article, as well as the implementation of external bond issuances referred to in articles 6 and 7, and the implementation of internal bond issuances, in case a placement mechanism that substitutes the Market Makers Program is used, a ministerial resolution of the Ministry of Economy and Finance will determine the amounts to be issued, the general conditions of the bonds, the appointment of the investment bank or banks that shall provide their arrangement and placement services, and the entities that will provide complementary services, among other matters.

8.2 Within thirty (30) days following the conclusion of the operations performed under articles 6 and 7, the Ministry of Economy and Finance shall inform the Budget and General Account of the Republic Commission of the Congress and the General Comptroller of the Republic about such operations.

CHAPTER II

SPECIFIC PROVISIONS

Article 9° Contributions in favor of the International Development Association (IDA)

It is approved the contributions in the amount of US$28 975,00 (twenty-eight thousand nine hundred seventy-five and 00/100) in favour of International Development Association (IDA), entity of World Bank Group, as Peru additional proceeds subscription, in the terms approved by the Governors Assembly of March 31, 2020.

Article 10° Subscription of shares of AIIB

10.1 It is hereby approved the subscription of shares of Asian Infrastructure Investment Bank (AIIB), for an amount of US$ 154 600 000,00 (one hundred fifty-four million six hundred thousand and 00/100 American Dollars), divided in 1 546 shares, each with a nominal value of US$ 100 000,00 (one hundred thousand and 00/100 American Dollars), in the terms indicated in Resolution N° 31 dated as of March 21, 2017, approved by the Bank’s Governors Assembly.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

10.2 Under the share subscription procedure, the Republic of Peru subscribes and pays 309 shares for a total value of US$ 30 900 000,00 (thirty million nine hundred thousand and 00/100 American Dollars), in five (05) annual and equal instalments.

10.3 The subscription of shares and their payment is made once the adherence and acceptance of the Republic of Peru to terms of the AIIB Agreement is approved.

Article 11° Selective Capital Increase of IFC

11.1 It is hereby approved the General Capital Increase of International Finance Corporation (IFC), correspondent to the year 2018, for an amount of US$ 4 579 995 000,00 (four billion five hundred seventy-nine million nine hundred ninety-five thousand and 00/100 American Dollars), in the terms set forth in Resolution IFC N° 272 titled “General Capital Increase 2018”, approved by the Governors Assembly of BIRF.

11.2 Under the Selective Capital Increase, approved on previous paragraph, the Republic of Peru agrees to subscribe and pay 20 264 shares, with a value of US$ 20 264 000,00 (twenty million two hundred sixty-four thousand and 00/100 American Dollars), within three (05) years.

Article 12° Selective Capital Increase of IFC

12.1 It is hereby approved the Selective Capital Increase of International Finance Corporation (IFC), correspondent to the year 2018, for an amount of US$ 919 998 000,00 (nine hundred nineteen million nine hundred ninety-eight thousand and 00/100 American Dollars), in the terms set forth in Resolution IFC N° 271 titled “Selective Capital Increase 2018”, approved by the Governors Assembly of BIRF.

12.2 Under the Selective Capital Increase, approved on previous paragraph, the Republic of Peru agrees to subscribe and pay 7 592 shares, with a value of US$ 7 000 000,00 (seven million and 00/100 American Dollars), within three (03) years.

Article 13° Amendment to the IFC Constitutive Agreement and profit conversion

It is approved the Amendment to the IFC Constitutive Agreement agreed on 2018 and the profit conversion not distributed as general capital increase in the amount of US$ 16 999 998 000,00 (sixteen billion nine hundred ninety-nine million nine hundred ninety-eight thousand and 00/100 American Dollars), in the terms set forth on Resolution IFC N° 273 titled “Amendment of the Corporation Agreement Articles” and N° 270 tittled “retained profits and general capital increase Conversion 2018”

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Article 14° Authorization of contingent financing

14.1 The Ministry of Economy and Finance is authorized to, under the Framework Agreement of the Pacific Alliance, hire jointly with the other member countries, a disasters risk transfer scheme or other contingent financing, under the modality of bonds or others offered in the international market, either directly or through a credit multilateral organism, subject to Subchapter IV of Chapter III of Title III of the Legislative Decree, in what results applicable.

14.2 Furthermore, the Ministry of Economy and Finance is authorized to, through the General Direction of the Public Treasury, execute the documents needed to participate in the design and preparation of the aforementioned scheme of disasters risk transfer or other contingent financing, in which the Peruvian Government’s may compromise to share the expenses for such design and preparation. Those documents are approved by ministerial resolution of the Ministry of Economy and Finance.

14.3 The scheme of disasters risk transfer or other contingent financing, as well as any other pertinent documents for its implementation, are approved by supreme decree with endorsement of the Minister of Economy and Finance, and informed to the Budget and General Account of the Republic Commission of the Congress and the General Comptroller of the Republic within thirty (30) days following the conclusion of the scheme’s implementation.

14.4 Furthermore, the Ministry of Economy and Finance is authorized, through the General Direction of the Public Treasury, to implement outside the Framework Agreement of the Pacific Alliance, the scheme of disasters risk transfer or other contingent financing under the modality of bonds or others offered in the international market, with a credit multilateral organism, referred to on paragraph 14.1, being applicable the arranged on paragraphs 14.2 and 14.3

Article 15° Persons that breach their obligations

15.1 The companies and their shareholders that were guaranteed by the Government to obtain financing from abroad and have breached their payment obligations therein, cannot be bidders, contractors or participate in investment promotion actions organized by the Government, until they pay their debt.

15.2 This article extend to those companies with a new denomination and shareholders that assumed the assets of the debtor company.

Article 16° Term for the approval of indebtedness operations currently under review

The indebtedness operations comprehended within the reach of numerals 1 and 2 of paragraph 3.1 and numerals 1, 2 and 3 of paragraph 3.2 of article 3 of Urgency Decree 016-

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

2019- Urgency Decree for the Public Sector’s Indebtedness for the Fiscal Year 2020, that as of December 31 2020 are still under review, can be approved in the first quarter of the Fiscal Year 2021, under such Urgency Decree.

Article 17° Use of Proceeds for the implementation and constitution of Exchange Traded Funds

17.1 The Ministry of Economy and Finance, through the General Direction of the Public Treasury, is authorized to constitute exchange traded funds by using the proceeds from the Sovereign Debt Fund constituted under the Seventh Final Complementary Provision of the law N° 30116, Law of Public Sector Indebtedness for the Fiscal Year 2014 and from other third-party sources.

17.2 The existing balance of the proceeds of the Sovereign Debt Fund once the exchanged traded funds are constituted is a resource of free disposition by Public Treasury and are registered on the financing source Ordinary Resources.

17.3 The General Direction of the Public Treasury of the Ministry of Economy and Finance is authorized, from the second semester of the Fiscal year 2021, to evaluate the convenience of selling, partially or totally, the securities that constitute the Sovereign Debt Fund, in case that the exchanged traded funds aforementioned in the previous numeral were not constituted. In that case, the aforementioned General Direction has the faculty to sell those securities, and the proceeds that are thereby obtained are of free disposition of Public Treasury and are registered on the financing source Ordinary Resources.

FINAL COMPLEMENTARY PROVISIONS

First. Entry into force

The Urgency Decree will be in force on January 1, 2021, except for paragraph 14.4 of article 14, article 18 and the Unique Repealing Complementary Provision, which will be in force the day after its publication.

Second. Financing of RPI, APW or their equivalents and NGPTPIC

1. The Executive branch is exceptionally authorized, during the Fiscal Year 2021, to attend with resources from public indebtedness operations, the Retribution per Investment (RPI) and the Annual Payment per Work (APW or PAO for the acronym in Spanish), or their equivalents, stipulated on the agreed contracts for the execution of projects under the modality Public-Private Partnership on the context of the procedures of promotion of private investment.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

2. Under the aforementioned authorization are included the attention of the National Government – Public Treasury Public Investment Certificates (NGPTIPC or CIPGN for the acronym in Spanish) from National Government entities that execute investment projects under the Law N° 29230, Law and its modifications that promote the regional and local public investment with the participation of the private sector, associated to the components of the execution phase of the investments under Legislative Decree N° 1252, Legislative Decree that creates the National System of Multiannual Programming and Investment Management.

Third. Honoring the guarantee of the Program Peru Reactivate (Reactiva Perú in Spanish), of the Program of Guarantee of the National Government to the Companies in the Finance System (ESF for the acronym in Spanish) and to the Program of Guarantee of the National Government to the Financing of Farming Companies (FAE-AGRO for the acronym in Spanish)

The issuance of internal and external bonds is, exceptionally, approved until the equivalent amount of 24.3% of the sovereign guarantee authorized in the Program Peru Reactivate created under Legislative Decree N° 1455; until the equivalent amount of 28.8% of the authorized guarantee for the Program of Guarantee of the National Government to the Financing of Farming Companies created under the Urgency Decree N° 082-2020; and, until the equivalent amount of 8% of the amount of the authorized guarantee for the Program of Guarantee of the National Government to the Entities of the Financial System, created under the Legislative Decree N° 1508 that the National Government, in one or more placements, can do to attend the honoring of the assurances, granted under the text of the aforementioned programs of guarantee.

1. The approved bond issuance under the present disposition is outside of the maximum amount authorized under the numeral 3.2 of the article 3 on the present Law, and it is subject as far as it is concern to the articles 6 and 8 of the present Law.

2. The Executive branch is authorized, during the Fiscal Year 2021, to incorporate via supplementary credit, in the sheet of the Ministry of Economy and Finance, the resources that are required to honor the guarantees granted under the Program Peru Reactivate, created under Legislative Decree N° 1455 and its modifying norms; Program of Guarantee of the National Government to the Companies in the Finance System, created under the Legislative Decree N° 1508; and, Program of Guarantee of the National Government to the Financing of Farming Companies (FAE-AGRO for the acronym in Spanish) created under Urgency Decree N° 082-2020, using the proceeds of the issuance approved by the numeral 1 of the present disposition. The aforementioned supplementary credits are approved via supreme decree endorsed by the Minister of Economy and Finance.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

3. The Ministry of Economy and Finance must give an account of the implementation of the present disposition, semiannually, to the Budget and General Account of the Republic Commission of the Congress of the Republic, to their knowledge.

Fourth Placement of remaining bonds under the Liquidity Management framework

The Ministry of Economy and Finance is authorized to, through the General Direction of the Public Treasury, place during the Fiscal Year 2021, the remaining sovereign bonds approved by article 6° of Urgency Decree 016-2019, as well as the bond issuance to which the Urgency Decree 051-2020 is referred, in order to guarantee the restitution of the used proceeds under the liquidity management framework to whom may concern.

Fifth. Advancement of Mining Canon during the Fiscal Year 2021

1. The regional and local governments that are beneficiaries of the Mining Canon are disposed, in accordance to the Law N° 27506, Canon Law, to receive on January of the year 2021, an advancement of proceeds to the equivalent amount of 50% of the total proceeds of the Mining Canon assigned in the Opening Institutional Budget (PIA for the acronym in Spanish), deducted from balance sheet income and expected to finance capital expenditure in the Fiscal Year 2021.

2. The General Direction of the Public Treasury is authorized to deduct from the total amount of the Mining Canon that is determined for each Regional or Local Government, the advancement of proceeds that is referred in the present disposition and the accumulated balance pending of deductions of the previous fiscal years.

3. The aforementioned advancement of proceeds is registered in the same source of financing and in the same Income Classifier regarding to the Mining Canon, keeping its destination and purpose legally established, and the transference of the remaining amount of the Mining Canon is realized in the corresponding opportunity and period, in accordance to what is foreseen in the current norms.

4. It is, exceptionally, disposed, during the Fiscal Year 2021, to not realize advancements of Mining Canon in favour of beneficiary regional and local governments that keep payment obligations to Public Treasury, on the concept of canon advancement of previous fiscal years, that are in exceed of the total amount of the proceeds coming of Mining Canon assigned on their Opening Institutional Budget for the Fiscal Year 2021.

5. The application of the present disposition does not exclude the regional and local governments of the fulfillment of the obligations or payment promises previously taken, and that must be attended by using the Mining Canon proceeds that they are assigned to perceive.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

6. During the validity of the present disposition and in order for it to apply, the application of what is disposed on the Forth Final Complementary Disposition of the Legislative Decree N° 1441, Legislative Decree of the National System of Treasury is suspended.

Sixth. Transference of resources to the Regional Government of Loreto established under the Law N° 30712

The transference of resources are disposed in favor of the Regional Government of Loreto, disposed under the Law N° 30712, Law that reestablishes the enforcement of the Law N° 29285 and establishes a compensation that promotes the connectivity in the Department of Loreto, for the year 2019, to be realized in the Fiscal Year 2021 to the Trust that is mentioned in the aforementioned Law N°30712 and the Supreme Decree N° 053-2019-EF, Supreme Decree that establishes regulatory measures for the application of what is disposed in the Law N° 30712

Seventh. Reassignments established in paragraph 3.3 of article 3 of Urgency Decree 016-2019

The reassignment established in paragraph 3.3 of article 3 of Urgency Decree 016-2019, Urgency Decree for the Public Sector’s Indebtedness for the Fiscal Year 2020, between the amounts authorized in said article 3, is applicable to amount not placed of the issuance approved under paragraph 6.1 of article 6° of such Urgency Decree.

COMPLEMENTARY REPEALING PROVISION

Unique. Repeal of the First Final Complementary Disposition

The First Final Complementary Disposition of the Law N° 31064, Law that modifies the article N° 5 of the Urgency Decree N° 016-2019, Urgency Decree for the Indebtedness of the Public Sector for the Fiscal Year 2020 is repealed.

In Lima, on November 30 2020.

MIRTHA ESTHER VÁSQUEZ CHUQUILIN

Presidenta a. i. del Congreso de la República

LUIS ANDRÉS ROEL ALVA

Segundo Vicepresidente del Congreso de la República

AL SEÑOR PRESIDENTE DE LA REPÚBLICA

POR TANTO:

Mando se publique y cumpla.

Dado en la Casa de Gobierno, en Lima, a los cuatro días del mes de diciembre del año dos mil veinte.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

FRANCISCO RAFAEL SAGASTI HOCHHAUSLER

Presidente de la República

VIOLETA BERMÚDEZ VALDIVIA

Presidenta del Consejo de Ministros

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

3.

Provisions for the implementation of bond issuance

MINISTERIAL RESOLUTION

NO. 313-2021-EF/52

Lima, October 27th, 2021

WHEREAS:

Subsection 6.1 of Article 6 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021, approves the internal bond issuance that, in one or more placements, may be made by the National Government up to the amount of S/ 40 042 799 145, 00 (FORTY BILLION FORTY TWO MILLION SEVEN HUNDRED AND NINETY NINE THOUSAND ONE HUNDRED AND FORTY FIVE AND 00/100 SOLES), which are part of the amount of the indebtedness operations referred to in items 1 and 2 of subsection 3.2 of Article 3 of the aforementioned Law;

Subsection 6.2 of said Article 6 provides that, when the amounts of indebtedness provided for in items 1 and 2 of subsection 3.2 of Article 3 are reassigned to external indebtedness operations, the external bond issuance that, in one or more placements, may be made by the National Government up to the amount resulting from the recomposition of the amounts of indebtedness provided for in said Article 3 is approved;

Likewise, in accordance with the provisions of subsection 3.3 of Article 3 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021, the Ministry of Economy and Finance, through the General Directorate of the Public Treasury, is authorized to make reassignments between the amounts of indebtedness provided for in item 1 of subsection 3.1 and item 1 of subsection 3.2; as well as reassignments between the amounts foreseen in item 2 of subsection 3.1 and item 2 of subsection 3.2, including the unplaced amount of the issuance approved in subsection 6.1 of the aforementioned Article 6, without exceeding the total amount of the maximum amount established by law, for external and domestic indebtedness, as the case may be;

In accordance with the provisions of subsection 3.4 of the aforementioned Article 3, prior to the reassignment, the Ministry of Economy and Finance must report the reassignment to the Budget and General Account Committee of the Congress of the Republic, indicating the amounts and reasons for such reassignments, for its knowledge;

In this regard, through Official Communication N° 1209-2021-EF/10.01, the Ministry of Economy and Finance sent, to the Congress of the Republic, Report N° 0342-2021-EF/52.04 prepared by the General Directorate of the Public Treasury, informing on the reassignment between the maximum amounts of external and internal agreements authorized in Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021;

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

On its behalf, subsection 8.1 of Article 8 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021 states, among other aspects, that for the implementation of the external bond issuance referred to in its Article 6, the amounts to be issued, the general conditions of the respective bonds, the designation of the investment bank or banks that provide their structuring and placement services and the entities that provide complementary services, among other aspects, are determined by Ministerial Resolution of the Ministry of Economy and Finance, among others;

On the other hand, the Ministry of Economy and Finance plans to carry out an external bond issuance within the framework of the approval conferred in Article 6 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021, and in order to implement the aforementioned external bond issuance, it is required to hire specialized legal and financial advisory services, as well as other complementary services;

Supreme Decree N° 167-2021-EF approved the Procedures for the Contracting of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness;

In application of Article 5 of the aforementioned Procedures, BNP Paribas Securities Corp, BofA Securities, Inc, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, were selected as financial advisors;

In this regard, it is required to authorize the hiring of BNP Paribas Securities Corp, BofA Securities, Inc, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as financial advisors in the external bond issuance and authorize the General Director of the General Directorate of the Public Treasury to sign, on behalf of the Ministry of Economy and Finance, the respective contracts;

Likewise, subject to Article 8 of the Procedures for the Contracting of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness, Paul Hastings LLP, a law firm in the State of New York, as external legal advisor and Rebaza & Alcázar Abogados Sociedad Civil de Responsabilidad Limitada, a law firm in the city of Lima, as in-house legal advisor, were selected;

In this regard, it is required to authorize the hiring of Paul Hastings LLP and Rebaza & Alcázar Abogados Sociedad Civil de Responsabilidad Limitada to provide the corresponding external and internal legal advisory, respectively, in the external bond issuance and authorize the General Director of the General Directorate of the Public Treasury to sign, on behalf of the Ministry of Economy and Finance, the respective contracts;

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

For the external bond issuance, the contract called “Indenture Agreement” will be used, the text of which was approved by Ministerial Resolution N° 258-2015-EF/52; likewise, the services of The Bank of New York Mellon, as Registrar, Transfer and Paying Agent and as Listing Agent in Luxembourg will be used in merit of the contracting made by Ministerial Resolution N° 090-2021-EF/52;

In addition, for the implementation of the external bond issuance indicated in the preceding considerations, it is required to approve the texts of the documents “Prospectus Supplement” and “Annual Report updated under the 18-K/A format”; as well as the contracts called “Underwriting Agreement”, “Trustee, Registrar, Transfer Agent and Paying Agent”, “Luxembourg Listing Agent”, and “Listing Engagement Letter”;

Pursuant to the provisions of Articles 6 and 8 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021; Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness; and Supreme Decree N° 167-2021-EF approving the “Procedures for the Contracting of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness”;

BE IT RESOLVED:

Article 1. Determination of the amount of bond issuance

The amount of the external bond issuance that, in one or more placements, may be made by the National Government, within the framework of the approval contained in Articles 6 and 8 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021, is for the equivalent amount of up to US$ 4,000,000,000.00 (FOUR BILLION AND 00/100 AMERICAN DOLLARS).

Article 2. On the external bond issuance

For the purposes of the external bond issuance referred to in Article 1 of the present regulation, the following characteristics shall apply:

Issuer	:	The Republic of Peru.
Financial advisors and underwriters	:	BNP Paribas Securities Corp, BofA Securities, Inc, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.
Placement amount	:	The amounts will be determined by Directorial Resolution of the General Directorate of the Public Treasury.
Currency	:	To be determined

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Transactions	:	Issuance of one or more global bonds, including the reopening of existing bonds and/or the issuance of new references, the terms of which will be determined in due course.
Placement mechanism	:	Through a Bookbuilding mechanism.
Format	:	Global bonds registered before the Securities and Exchange Commission of the United States of America or other securities commission to be determined.
Term / Maturity	:	To be determined when the Bookbuilding mechanism initiates.
Coupon payment	:	Semiannual on a 30/360 day basis or on such frequency and basis as determined by market practice, in which each placement is made.
Listing	:	Luxembourg Stock Exchange.
Negotiability	:	Subject to the restrictions of the jurisdiction in which they are traded.
Principal payment	:	At maturity or redeemable.
Applicable Law	:	Laws of the State of New York of the United States of America.

Article 3. Contracting of Services

3.1 The hiring of BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as financial advisors for the external bond issuance; which were selected subject to the Procedures for the Contracting of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness, is hereby approved.

3.2 The hiring of Paul Hastings LLP, a law firm in the State of New York as external legal counsel and Rebaza & Alcázar Abogados Sociedad Civil de Responsabilidad Limitada, a law firm in the city of Lima as local legal counsel, for the purposes described in the considerations of this Ministerial Resolution, which were selected subject to the Procedures for the Contracting of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness, is hereby approved.

3.3 The hiring approved in the preceding paragraphs are charged to the budget resources allocated to the payment of the public debt service.

Article 4. Approval of documents and contracts

The texts of the documents called “Prospectus Supplement” and “Updated Annual Report under Form 18-K/A”, as well as the contracts called “Underwriting Agreement”, “Trustee, Registrar, Transfer Agent and Paying Agent”, “Luxembourg Listing Agent” and “Listing Engagement Letter” regarding the external bond issuance referred to in Articles 1 and 2 of the present regulation are hereby approved.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Article 5. Debt Service

The amortization service, interest and other expenses incurred by the bonds issued pursuant to the provisions of this Ministerial Resolution shall be paid by the Ministry of Economy and Finance, charged to the budgetary resources allocated to the payment of the public debt service.

Article 6. Subscription of documents

The General Director of the General Directorate of the Public Treasury of the Ministry of Economy and Finance is hereby authorized to sign, on behalf of the Republic of Peru, the contracts and documents related to the external bond issuance referred to in Articles 3 and 4 of this regulation.

To be registered, communicated and published.

PEDRO FRANCKE BALLVÉ

Minister of Economy and Finance

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

4.

COMPLEMENTARY PROVISIONS FOR IMPLEMENTING THE BOND ISSUE TO WHICH REFERS TO THE MINISTERY RESOLUTION NO. 313-2021-EF/52

MINISTERIAL RESOLUTION

NO. 324-2021-EF/52

Lima, November 8th, 2021

WHEREAS:

By virtue of the provisions of Articles 6 and 8 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021, Ministry Resolution N° 313-2021-EF/52, which establishes provisions for the implementation of bond issuance and provides that the Republic of Peru implements an external bond issuance, for the equivalent amount of up to US$ 4,000,000,000.00 (FOUR BILLION and 00/100 AMERICAN DOLLARS), is issued;

In order to implement the provisions of the aforementioned Ministry Resolution, legal and financial advisory services, among others, were hired subject to the Procedures for the Engaging of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness, approved by Supreme Decree N° 167-2021-EF; having contemplated in their respective terms of reference the implementation of an external bond issue in dollars and euros;

In this regard, it is necessary to expand the external bond issuance referred to in Ministry Resolution N° 313-2021-EF/52, implementing the referred bond placement in euros up to the amount of EUR 1,000,000,000.00 (ONE BILLION AND 00/100 EUROS), for which purpose it is required to approve the text of the documents called “Prospectus Supplement” and “Annual Report updated under the 18-K/A format”;

Likewise, for the purpose of implementing the external bond issuance in euros, the financial advisors referred to in Articles 2 and 3 of Ministry Resolution N° 313-2021-EF/52, shall act through corporate names BNP Paribas, J. P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc;

Pursuant to the provisions of Articles 6 and 8 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021; Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness; and Supreme Decree N° 167-2021-EF approving the “Procedures for the Contracting of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness”;

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

BE IT RESOLVED:

Article 1. Corporate names of the Financial advisors for the purpose of implementing the external bond issuance in euros.

It is arranged that the financial advisors referred to in Articles 2 and 3 of Ministry Resolution N° 313-2021-EF/52, or the purpose of implementing the external bond issuance in euros shall act through corporate names BNP Paribas, J. P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc.

Article 2. Approval of documents

The text of the documents called “Prospectus Supplement” and “Annual Report updated under the 18-K/A format” regarding to the external bond issue in euros, are hereby approved.

Article 3. Execution of documents

The General Director of the General Directorate of the Public Treasury of the Ministry of Economy and Finance is hereby authorized to sign, on behalf of the Republic of Peru, the documents related to the external bond issuance in euros.

To be registered, communicated and published.

PEDRO FRNACKE BALLVE Minister of Economy and Finance

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

5.

PROVISIONS INCORPORATED INTO THE MINISTERY RESOLUTION NO. 313-2021-EF/52

MINISTERIAL RESOLUTION

NO. 326-2021-EF/52

Lima, November 9th, 2021

WHEREAS:

By virtue of the provisions of Articles 6 and 8 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021, Ministry Resolution N° 313-2021-EF/52, which establishes provisions for the implementation of bond issuance and provides that the Republic of Peru implements an external bond issuance, for the equivalent amount of up to US$ 4,000,000,000.00 (FOUR BILLION and 00/100 AMERICAN DOLLARS), is issued;

In order to implement the provisions of the aforementioned Ministry Resolution, legal and financial advisory services, among others, were hired subject to the Procedures for the Engaging of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness, approved by Supreme Decree N° 167-2021-EF; having contemplated in their respective terms of reference the implementation of an external bond issue in dollars and euros;

In this regard, it is necessary to expand the external bond issuance referred to in Ministry Resolution N° 313-2021-EF/52, implementing the referred bond placement in euros up to the amount of EUR 1,000,000,000.00 (ONE BILLION AND 00/100 EUROS), for which purpose it is required to incorporate a second paragraph in Article 1 of the mentioned Ministry Resolution;

Likewise, for the purpose of implementing the external bond issuance in euros, Article 1 of Ministry Resolution N° 324-2021-EF/52, provided that the financial advisors referred to in Articles 2 and 3 of Ministry Resolution N° 313-2021-EF/52, shall act through corporate names BNP Paribas, J. P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc; having been approved by means of Article 2 thereof, the texts of the documents called “Prospectus Supplement” and “Annual Report updated under the 18-K/A format”;

Additionally, the “Underwriting Agreement”, “London Paying Agent Fee Schedule” and “Paying Agency Agreement” texts require approving; as well as to count on the services of The Bank of New York Mellon as Paying Agent in London, in accordance with the agreements executed by means of Ministerial Resolution N° 090-2021-EF/52;

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Pursuant to the provisions of Articles 6 and 8 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021; Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness; and Supreme Decree N° 167-2021-EF approving the “Procedures for the Contracting of Legal, Financial and other Specialized Advisory Services, within the framework of Legislative Decree N° 1437, Legislative Decree of the National System of Public Indebtedness”;

BE IT RESOLVED:

Article 1. Incorporation of the second paragraph in Article 1 of Ministry Resolution N° 313-2021-EF/52.

The incorporation of the second paragraph in Article 1 of Ministry Resolution N° 313-2021-EF/52, “Provisions for the implementation of bond issuance”, is hereby incorporated, which shall be worded as follows:

“Article 1. Determination of the amount of the bond issuance”.

The amount of the external issuance of bonds that, in one or more placements, the National Government may carry out, within the framework of the approval contained in articles 6 and 8 of Law N ° 31086, Law of Public Sector Debt for the Fiscal Year 2021, is for the equivalent amount of up to US$ 4,000,000,000.00 (FOUR BILLION AND 00/100 AMERICAN DOLLARS).

Likewise, the amount of the external bond issuance that, in one or more placements, may be carried out by the National Government, within the framework of the approval contained in Articles 6 and 8 of Law N° 31086, Public Sector Indebtedness Law for Fiscal Year 2021, is up to EUR 1 000 000 000.00 (ONE BILLION and 00/100 EUROS)”.

Article 2. Approval of contracts

The texts of the agreements titled “Underwriting Agreement”, “London Paying Agent Fee Schedule” and “Paying Agency Agreement” regarding to the external bond issue referred to in the second paragraph of Article 1 of Ministerial Resolution N° 313-2021-EF/52, incorporated through Article 1 of this regulation, are hereby approved.

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

Article 3. Execution of contracts and documents

The General Director of the General Directorate of the Public Treasury of the Ministry of Economy and Finance is hereby authorized to sign, on behalf of the Republic of Peru, the contracts and documents related to the external bond issuance referred to in Article 1 of this regulation.

To be registered, communicated and published.

PEDRO FRNACKE BALLVE

Minister of Economy and Finance

     MINISTERIO DE ECONOMÍA Y FINANZAS

DIRECCIÓN GENERAL DEL TESORO PÚBLICO

“DECENIO DE LA IGUALDAD DE OPORTUNIDADES PARA MUJERES Y HOMBRES”

“AÑO DEL BICENTENARIO DEL PERÚ: 200 AÑOS DE INDEPENDENCIA”

ERRATA

MINISTERIAL RESOLUTION

No. 326-2021-EF / 52

Through Official Letter No. 2694-2021-EF / 13.01, the Ministry of Economy and Finance requests the publication of the Errata of Ministerial Resolution No. 326-2021-EF / 52, published in the Extraordinary Edition of November 9, 2021.

In the fourth recital;

SAYS:

“(…)

That, likewise, for the purposes of implementing the external bond issuance denominated in euros, article 1 of the Resolution Ministerial N ° XXX-2021-EF / 52, ordered that the financial institutions advisers referred to in articles 2 and 3 of Ministerial Resolution No. 313-2021-EF / 52, will act through the company names BNP Paribas, J.P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc; being approved by the article 2 of the same, the texts of the documents called “Prospectus Supplement” and “Annual Report updated under the 18-K / A format”;

SHOULD SAY:

“(…)

That, likewise, for the purposes of implementing the external bond issuance denominated in euros, article 1 of the Resolution Ministerial N ° 324-2021-EF / 52, ordered that the financial institutions advisers referred to in articles 2 and 3 of Ministerial Resolution No. 313-2021-EF / 52, will act through the company names BNP Paribas, J.P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc; being approved by the article 2 of the same, the texts of the documents called “Prospectus Supplement” and “Annual Report updated under the 18-K / A format”;